Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-113942, 333-88462, and 333-68106) pertaining to the CRIIMI
MAE Management, Inc. Retirement Plan of our report dated June 23, 2004, with respect to the financial statements and schedule of the CRIIMI MAE Management, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.



McLean, Virginia
June 23, 2004